Exhibit 15.1

PEARLMAN LAW GROUP LLP

Attorneys-at-Law

200 South Andrews Avenue, Suite 901

Fort Lauderdale, Florida 33301

(954) 880-9484

August 23, 2017

Via Email / ahlgrenk@sec.gov

Kyle Ahlgren

United States Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549-4631

Re:

Worthy Peer Capital, Inc.

Draft of Offering Statement on Form 1-A

Dear Mr. Ahlgren:

This letter is submitted pursuant to your request that we furnish you with our legal analysis as to the basis on which Worthy Peer Capital, Inc. (“Worthy”) qualifies for an exemption from regulation as an investment company pursuant to the Investment Company Act of 1940 (the “’40 Act”). Reference is made to our most recent letter dated July 11, 2017 and our most recent telephone conference.

Business Description

It is the intention of Worthy to provide (i) loans to manufacturers, wholesalers, and retailers secured by inventory, (ii) retail inventory financing, and (iii) purchase order financing. The Retail Inventory financing is a form of asset-based lending that allows retailers and wholesalers to use inventory as collateral to obtain a line of credit from Worthy. The line of credit can be used to purchase additional inventory or help the business purchase additional inventory.

Purchase order financing allows manufacturers and wholesalers to receive up to 100 percent of the funds needed to fill an order for specified merchandise when they are unable to do so on their own.

Analysis

Section 3(c)(5) of the 1940 Act excludes from the definition of investment company, in relevant part,

Any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses: (A) Purchasing or otherwise acquiring notes,

Kyle Ahlgren

August 23, 2017

drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services; (B) making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services …

As discussed below, Worthy meets the requirements of Section 3(c)(5)(A) and/or Section 3(c)(5)(B), both under the language of the statute and under the staff's previous interpretive and no-action positions. Worthy meets the requirements of Section 3(c)(5)(A) because it is (1) primarily engaged (2) in purchasing or otherwise acquiring notes (3) representing part or all of the sales price of merchandise and/or services, and/or meets the requirements of Section 3(c)(5)(B) because it is (1) primarily engaged (2) in making loans (3) to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, (4) specified merchandise and/or services.

Although Section 3(c)(5)(A), which requires that a company acquire notes related to the sales price of merchandise and services, differs somewhat from Section 3(c)(5)(B), which contemplates loans made directly to buyers and sellers of merchandise and services, the Staff has generally interpreted Section 3(c)(5)(A) and (B) in a similar fashion.1 Thus, although some of the guidance cited below formally applies to only one of these two 1940 Act provisions, we treat guidance under each provision as generally applicable to both.

1.

Section 3(c)(5)(A)

Worthy meets the requirements of Section 3(c)(5)(A) because it is (1) primarily engaged (2) in purchasing or otherwise acquiring notes (3) representing part or all of the sales price of merchandise and/or services.

(a)

Primarily Engaged

Section 3(c)(5)(A) requires an issuer to be “primarily engaged” in purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations that represent part or all of the sales price of merchandise, insurance, and services. Worthy satisfies the “primarily engaged” requirement because the notes that qualify as Section 3(c)(5)(A) and/or Section 3(c)(5)(B) qualifying assets are intended to make up at least 60 percent of the, value of Worthy’s total assets.

(b)

Acquiring Notes

Section 3(c)(5)(A) requires that a company purchase or otherwise acquire, among other instruments, notes. Worthy will acquire the notes by originating associated loans.

———————

1

See New England Education Loan Marketing Corp., SEC No-Action Letter (May 22, 1998) ("Nellie Mae'') (providing relief under Section 3(c)(5)(A) and (B) without distinguishing between them).

Kyle Ahlgren

August 23, 2017

Thus, Worthy satisfies the requirement of Section 3(c)(5)(A) that it purchase or otherwise acquire notes or other obligations.

(c)

Representing Part or All of the Sales Price of Merchandise

To fall within the Section 3(c)(5)(A) exception, the notes must represent “part or all of the sales price of merchandise [and] services.” Because the notes held by Worthy (with respect to the purchase order financing) entitle it to payments based on the sale of the merchandise purchased or manufactured by the borrower to fill the purchase orders, the notes represent part or all of the sales price of merchandise and services for purposes of Section 3(c)(5)(A). Likewise, the notes with respect to the retail inventory financing specify the merchandise upon which payment is to be paid.

2.

Section 3(c)(5)(B)

Loans to be originated by Worthy will meet the requirements of Section 3(c)(5)(B) because it is (1) primarily engaged (2) in making loans (3) to manufacturers, wholesalers, and retailers of (4) specified merchandise and/or services.

(a)

Primarily Engaged

Section 3(c)(5)(B) requires an issuer to be “primarily engaged” in making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services. It is intended that the Worthy qualifying assets will make up at least 80 percent of the value of each’s assets.2

(b)

Making Loans

Section 3(c)(5)(B) requires that a company make loans. Worthy’s business plan is to make loans.

(c)

To Manufacturers, Wholesalers and Retailers

To fall within the Section 3(c)(5)(B) exception, the loans must be made to, among other things, “manufacturers, wholesalers, and retailers” of “merchandise, insurance, and services.” As indicated above, Worthy intends to make inventory and purchase order financing to manufacturers, wholesalers and retailers.

(d)

Of Specified Merchandise and Services

To fall within the Section 3(c)(5)(B) exception, the loans must be made to wholesalers and retailers of “specified merchandise [and] services”. Payments flow to Worthy from payments made to the manufacturer, wholesaler or retailer by customers for the purchase of inventory or purchase orders associated with a particular Note.

———————

2

As discussed above, the Staff has generally interpreted Section 3(c)(5)(A) and (B) in a similar fashion.

Kyle Ahlgren

August 23, 2017

Conclusion

For the reasons discussed above, Worthy should not be required to register as an investment company. Worthy intends to be primarily engaged in purchasing or otherwise acquiring notes representing all or part of the sales price of specific merchandise and services, and/or making loans to manufacturers, wholesalers and retailers of specified merchandise and services, and thus falls within the exceptions from the definition of an investment company provided by Section 3(c)(5)(A) and/or Section 3(c)(5)(B

Please call Charles B. Pearlman at (954) 880-9484 if you have any questions regarding the relief requested in this letter. We look forward to hearing from you or a member of the Staff.

We look forward to hearing from you and thank you for your courtesies.

Sincerely,

Charles B. Pearlman

CBP/sm

Cc:

Alan Jacobs

Sally Outlaw

PEARLMAN LAW GROUP LLP

Attorneys-at-Law

200 South Andrews Avenue, Suite 901

Fort Lauderdale, Florida 33301

(954) 880-9484

July 19, 2017

Via Email / ahlgrenk@sec.gov

Kyle Ahlgren

United States Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549-4631

Re:

Worthy Peer Capital, Inc.

Draft of Offering Statement on Form 1-A

Dear Mr. Ahlgren:

Further to my email correspondence dated July 11, 2017, as we continue to analyze the issues surrounding exemptions from the Investment Company Act of 1940 (the “40 Act”), we have had an opportunity to review a Response of the Office of Chief Counsel (Ref No. 20107221321) dated August 13, 2010 and authorized by yourself as Chief Counsel.

Based on your analysis we want to emphasize the direct nexus between the inventory being financed by the Worthy loans and the sale of specific merchandise. We also want to emphasize that the inventory being financed represents part of the sales price of the merchandise. As such, Worthy is not engaged in a traditional form of factoring or sales financing, which therefore falls within the terms of Section 3(c)(5)(A) and may be excluded from the definition of “investment company”.

We look forward to hearing from you and thank you for your courtesies.

Sincerely,

Charles B. Pearlman

CBP/sm

Cc:

Alan Jacobs

Sally Outlaw

PEARLMAN LAW GROUP LLP

Attorneys-at-Law

200 South Andrews Avenue, Suite 901

Fort Lauderdale, Florida 33301

(954) 880-9484

July 11, 2017

Via Email / ahlgrenk@sec.gov

Kyle Ahlgren

United States Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549-4631

Re:

Worthy Peer Capital, Inc.

Draft of Offering Statement on Form 1-A

Dear Mr. Ahlgren:

Pursuant to our last telephonic conversation, you requested that we provide the specific exemptions from the Investment Company Act of 1940 (the “40 Act”) to be relied upon by Worthy Peer Capital, Inc. (“Worthy”), as well as citing other Regulation A offerings qualified by the SEC with business plans similar to those of Worthy.

We have previously discussed Street Shares, Inc., which was qualified on February 17, 2016 (File Number 024-10498).  More significantly and most recently, we wish to bring to your attention Ten Sleep Financial which was qualified on February 10, 2017 (File Number 024-10648) and Our Microlending, LLC qualified on June 5, 2017 (File Number 024-10595).

Ten Sleep is described as a specialty finance company providing various types of commercial financing for emerging growth companies for product purchases, inventory financing and accounts receivable financing.  Our Microlending is described as providing micro loans to micro and small businesses for use in their businesses.  Worthy’s business model resembles those of Street Shares, Ten Sleep and Our Microlending.

Both Ten Sleep and Our Microlending secure their loans through UCC 1 filings as well as personal guarantees.  Interestingly enough, it does not appear that either raises 40 Act issues as a risk factor or a regulatory issue.

An additional filing, Hunting Dog Capital Corp. (Registration Number 333-209955) filed an amendment to its registration statement on June 15, 2017.  Hunting Dog invests in a diversified portfolio of financial assets, direct loans, convertible debt, trade finance and structured credit.  The loans are secured by tangible collateral.  Hunting Dog also intends to invest in equity.  Unlike Ten Sleep and Our Microlending, there is an extensive discussion of the 40 Act and their reliance on the exemptions provided by Section 3(c)(5)(A) and Section 3(c)(5)(B) as well as Section 3(c)(5)(C).

Kyle Ahlgren

July 11, 2017

With reference being made to our letter dated June 14, 2017, we have described Worthy as a lender to commercial borrowers, principally manufacturers, retailers and wholesalers to be used for business purposes.  The loans will be secured by tangible assets.

Further, Worthy intends to manage its business so as to minimize any investment securities it may hold and, in all cases, attempt to ensure that they do not exceed 40% of our total assets.  In addition, Worthy will not hold itself out as being engaged primarily or actually engage in the business of investing in securities.

As such, Section 3(b)(1) provides that none of the following persons is an investment company within the meaning of this title:  “(1) Any issuer primarily engaged….is a or businesses other than that of investing, reinvesting, owning, holding or trading in securities.”

Further, and based on our business description, we believe Worthy qualifies for an exemption from regulation as a 40 Act company pursuant to:

(a)

Section 3(c)(5)(A), which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part of all of the sales price of merchandise, insurance and services;” and

(b)

Section 3(c)(5)(B), which is available for entities “primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and services.”

On the basis of the foregoing, we believe we have responded to your comments with respect to the 40 Act.  Assuming that you concur with our analysis, we intend to proceed with filing an amendment.  Please respond at your earliest convenience.

Thank you for your courtesies.

Sincerely,

Charles B. Pearlman

CBP/sm

Cc:

Alan Jacobs

Sally Outlaw

PEARLMAN LAW GROUP LLP

Attorneys-at-Law

200 South Andrews Avenue, Suite 901

Fort Lauderdale, Florida 33301

(954) 880-9484

June 14, 2017

Via Email / ahlgrenk@sec.gov

Kyle Ahlgren

United States Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549-4631

Re:

Worthy Peer Capital, Inc.

Draft of Offering Statement on Form 1-A

Dear Mr. Ahlgren:

As you may recall, the undersigned is counsel to Worthy Peer Capital, Inc. (“Worthy”) in connection with their draft offering statement on Form 1-A. On behalf of Alan Jacobs, a Worthy executive officer and director and myself, we thank you for the courtesies extended to us on our May 25, 2017 conference call.

By this letter we are seeking to respond to comment 1 of the May 22, 2017 comment letter before we file Amendment No. 2 to the Draft Offering Statement. Set forth below is a detailed analysis of whether Worthy meets the definition of “investment company” under Section 3(a) of the 1940 Act and if so, whether Worthy intends to rely on an exemption therefrom. In preparing this analysis we understand that comments and resolutions made in filings by other issuers (i.e., StreetShares and Our Microlending), may not be dispositive for purposes of this filing. Once we obtain closure on the ’40 Act issue, we will file our amendment.

As a result of our telephonic discussion and further research, we have redefined Worthy’s principal business. Simply stated, Worthy is principally engaged as a “lender” and not as an “investor”.  Worthy will not purchase whole loans nor will it engage in crowd funding transactions. Worthy only makes loans, which, as described below, are not securities, or, if they are deemed to be securities, they are exempt from the ’40 Act.

Worthy intends to limit its loans to commercial borrowers, principally manufacturers, retailers and wholesalers. The loans will be fully collateralized, primarily inventory and purchase orders and will have a term not exceeding two years. Proceeds from the loans will be used to facilitate the purchase and/or sale of inventory, principally consumer goods, facilitate borrowers’ cash-flow or advance some other commercial or business purpose. Each loan will have one lender (possibly with a co-lender) and one borrower and there will be no trading in the notes evidencing the loans. Worthy will be a direct lender and intends to hold the loans until maturity. Further, a negotiated rate of interest will be charged on the loan. Depending on the credit worthiness of the borrowers, including the collateral, it is anticipated that interest will be charged

June 14, 2017

from 12% to 18% per annum. An origination or due diligence fee may also be charged. At least initially, Worthy may contract with a third party to assist in due diligence and processing the loans. Bottom line, the loan will be made to support the business of the borrower and not as an investment. Worthy will not receive any equity in the borrower nor will the notes be convertible into borrower’s common or preferred stock. Further, there are no management or performance fees, which are common place in investment (rather than commercial) transactions.

While there is a presumption that all notes (with certain limited exceptions) are securities, the courts have found that the presumption is rebuttable.  Factors considered by the courts have included the term of the notes, the purpose of the loan and the distribution of the notes evidencing the loans. A fourth factor considered by the courts (but not required), which is not directly present here, is whether there is an alternative regulatory authority to the SEC. This factor is rebuttable when, as here, the lender is subject to filing reports with the SEC.

It is important that the term “security” should be disregarded for substance and the emphasis should be on economic reality. As such, the notes must not offer the possibility of capital appreciation or carry the rights to dividends contingent on profits and should only be made for limited commercial purposes, namely, current operations. In applying the description of the notes (see above), we believe that we have rebutted the presumption that the Worthy notes are a security.

If the staff does not agree with the above analysis, it appears that Section 3(c)(4), 3(c)(5)(A) and 3(c)(5)(B)  of the 40 Act provides specific exemptions.

Thank you for your courtesies.

Sincerely,

Charles B. Pearlman

CBP/sm